                                                                    EXHIBIT 99.4









         UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF PILLOWTEX

                                     GENERAL

         On December 19, 1997, a wholly owned subsidiary ("Newco") of Pillowtex Corporation ("Pillowtex") was merged with and into Fieldcrest Cannon, Inc. ("Fieldcrest") pursuant to an Agreement and Plan of Merger, dated as of September 10, 1997 (the "Merger Agreement"), among Pillowtex, Newco, and Fieldcrest. At the effective time (the "Effective Time") of such merger (the "Merger"), among other things, on the terms set forth in the Merger Agreement
(i) each then-outstanding share of Common Stock, par value $1.00 per share, of Fieldcrest ("Fieldcrest Common Stock") was converted into the right to receive total consideration consisting of (a) a cash payment in an amount equal to $27.00 and (b) 0.269 shares of Common Stock, par value $0.01 per share, of Pillowtex ("Pillowtex Common Stock"), (ii) each then-outstanding share of $3.00 Series A Convertible Preferred Stock, par value $0.01 per share, of Fieldcrest was converted into the right to receive total consideration consisting of (a) a cash payment in an amount equal to $46.15 and (b) 0.4598286 shares of Pillowtex Common Stock, and (iii) each then-outstanding share of Common Stock, par value $0.01 per share, of Newco was converted into one share of Common Stock, par value $0.01 per share, of Fieldcrest (as the surviving corporation in the Merger). Immediately following the Merger, Pillowtex owned 100% of the outstanding capital stock of Fieldcrest.

         Pillowtex financed the Merger and, simultaneously with the closing of the Merger, refinanced certain indebtedness of Pillowtex and Fieldcrest through a combination of (i) borrowings under new senior revolving credit and term loan facilities (the "New Pillowtex Bank Facilities"), (ii) the issuance and sale of new senior subordinated debt securities (the "New Pillowtex Subordinated Notes"), and (iii) the issuance and sale of shares of Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of Pillowtex (the "Pillowtex Preferred Stock").


                            PRO FORMA CAPITALIZATION

         The following table sets forth the historical capitalization of each of Pillowtex and Fieldcrest as of September 27, 1997 and September 30, 1997, respectively, and the pro forma capitalization of Pillowtex as of September 27, 1997, adjusted to give effect to the consummation of the Merger and the Financing Transactions, as if such transactions had been consummated on September 27, 1997. As used herein, the term "Financing Transactions" means (i) initial borrowings under the New Pillowtex Bank Facilities of $149.0 million under a $350.0 million revolving credit facility (the "Revolver") and $250.0 million under a $250.0 million term loan facility (the "Term Loan"), (ii) the issuance and sale of $185.0 million aggregate principal amount of New Pillowtex Subordinated Notes, (iii) the issuance and sale of 65,000 shares of Pillowtex Preferred Stock, (iv) the repayment of all amounts outstanding under Pillowtex's and Fieldcrest's existing bank credit facilities, and (v) the satisfaction and discharge of all indebtedness represented by Fieldcrest's 11.25% Senior Subordinated Debentures due 2002 to 2004 pursuant to an irrevocable deposit of amounts sufficient to provide for the redemption thereof.

         The pro forma information set forth below is presented for illustrative purposes only and is not necessarily indicative of what Pillowtex's actual consolidated capitalization would have been had the foregoing transactions been consummated on September 27, 1997, nor does it give effect to (i) any transactions other than the foregoing transactions and those discussed in the Notes to Unaudited Pro Forma Combined Financial Information of Pillowtex contained elsewhere herein or (ii) Pillowtex's or Fieldcrest's respective results of operations since September 27, 1997 and September 30, 1997, respectively. Accordingly, the pro forma information set forth below does not purport to be indicative of Pillowtex's consolidated capitalization as of the Effective Time, the date hereof, or any future date.

         The following table should be read in conjunction with the historical financial statements of Pillowtex and Fieldcrest and the unaudited pro forma combined financial information and the related notes contained elsewhere herein.

                                 CAPITALIZATION
                               SEPTEMBER 27, 1997

                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 HISTORICAL
                                                                        -----------------------------             PRO FORMA
                                                                        PILLOWTEX          FIELDCREST             COMBINED
                                                                        ---------          ----------             --------
Short-term debt:
  Current portion of long-term debt ..............................        $     1,553          $     4,697          $     6,250
                                                                          -----------          -----------          -----------

    Total short-term debt ........................................              1,553                4,697                6,250

Long-term debt:
  Revolving credit borrowings ....................................             86,350              100,000              148,956
  Senior bank term A .............................................                 --                   --              125,000
  Senior bank term B .............................................                 --                   --              125,000
  New Pillowtex  Subordinated Notes ..............................                 --                   --              185,000
  Existing Pillowtex Subordinated Notes ..........................            125,000                   --              125,000
  Fieldcrest 6% Convertible Subordinated Debentures ..............                 --              112,500               93,864 (a)
  Fieldcrest 11.25% Senior Subordinated Debentures ...............                 --               85,000                   --
  Deed of Trust Note .............................................              2,199                   --                2,199
  PEDFA Industrial Revenue Bonds .................................              2,310                   --                2,310
  MBFC Industrial Revenue Bonds ..................................              2,760                   --                2,760
  Industrial Development Bonds due 2021 ..........................                 --               10,000               10,000
  Industrial Revenue Installment Bonds due 2002 ..................                 --                1,320                1,320
  Other long-term debt ...........................................                187                   --                  187
                                                                          -----------          -----------          -----------
    Total long-term debt .........................................            218,806              308,820              821,596
                                                                          -----------          -----------          -----------
      Total debt .................................................            220,359              313,517              827,846

Pillowtex Series A Redeemable Convertible Preferred Stock,
  $0.01 par value, 200,000 shares authorized,
  65,000 shares issued and outstanding (as adjusted) .............                 --                   --               62,882

Shareholders' equity:
Preferred Stock, $0.01 par value, 20,000,000 shares
  authorized, none issued and outstanding (Pillowtex
  historical); $0.01 par value, 10,000,000 shares
  authorized, 1,500,000 shares issued and outstanding
  (Fieldcrest historical); $0.01 par value, 20,000,000
  shares authorized, none issued and outstanding (as adjusted) ...                 15                   --                   --
Common Stock, $0.01 par value, 30,000,000 shares authorized,
  10,786,819 shares issued and outstanding (Pillowtex
  historical); $0.01 par value, 25,000,000 shares authorized,
  12,850,002 shares issued and outstanding (Fieldcrest
  historical); $0.01 par value, 30,000,000 shares authorized,
  13,963,348 shares issued and outstanding (as adjusted) .........                108               12,850                  140
Additional paid-in capital .......................................             60,825              226,758              150,539
Retained earnings ................................................             50,316              106,923               49,348 (b)
Treasury stock, 3,606,400 shares (Fieldcrest historical);
  0 shares (as adjusted) .........................................                 --             (117,225)                  --
Currency translation adjustment ..................................               (472)                  --                 (472)
                                                                          -----------          -----------          -----------
  Total shareholders' equity .....................................            110,777              229,321              199,555
                                                                          -----------          -----------          -----------

      Total capitalization .......................................        $   331,136          $   542,838          $ 1,090,283
                                                                          ===========          ===========          ===========

      Ratio of total debt to total capitalization ................              66.55%               57.76%               75.93%(c)
                                                                          ===========          ===========          ===========

-----------------

(a) Reflects an adjustment to record the Fieldcrest 6% Convertible Debentures due 2012 at fair market value.

(b) Reflects a charge of $968, net of income tax benefit, for the write off of Pillowtex unamortized debt issuance costs.

(c) Including the Pillowtex Preferred Stock together with total debt, the ratio would be 81.70%.




  See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

         UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF PILLOWTEX

     The following unaudited pro forma combined financial statements of Pillowtex give effect to the consummation of the Merger and the Financing Transactions, as if such transactions had been consummated: (i) on September 27, 1997, in the case of the Unaudited Pro Forma Combined Balance Sheet at September 27, 1997 and (ii) on December 31, 1995, the first day of Pillowtex's 1996 fiscal year, in the case of the Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended December 28, 1996 and the nine months ended September 27, 1997. As used herein, the term "Financing Transactions" means (i) initial borrowings under the New Pillowtex Bank Facilities of $149.0 million under the Revolver and $250.0 million under the Term Loan, (ii) the issuance and sale of $185.0 million aggregate principal amount of New Pillowtex Subordinated Notes,
(iii) the issuance and sale of 65,000 shares of Pillowtex Preferred Stock, (iv) the repayment of all amounts outstanding under Pillowtex's and Fieldcrest's existing bank credit facilities, and (v) the satisfaction and discharge of all indebtedness represented by Fieldcrest's 11.25% Senior Subordinated Debentures Due 2002 to 2004 pursuant to an irrevocable deposit of amounts sufficient to provide for the redemption thereof.

     The following unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of what Pillowtex's actual financial position or results of operations would have been had the foregoing transactions been consummated on such dates, nor does it give effect to (i) any transactions other than the foregoing transactions and those described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information of Pillowtex, (ii) Pillowtex's or Fieldcrest's results of operations since September 27, 1997 and September 30, 1997, respectively, or
(iii) one-time charges of approximately $7.5 million, including approximately $2.0 million of cash charges, expected to result from the Merger and the integration of the operations of Pillowtex. Although the following unaudited pro forma combined financial information gives effect to assumed annual cost savings of $21.6 million, it does not give effect to certain additional annual cost savings expected to be achieved following consummation of the Merger. The pro forma combined financial information does not purport to be indicative of Pillowtex's financial position or results of operations as of the date of the closing of the Merger or for any period ended on the date of the closing of the Merger, as of the date hereof or for any period ending on the date hereof, or as of or for any future date or period.

     The following unaudited pro forma combined financial information is based upon the historical financial statements of Pillowtex and Fieldcrest and should be read in conjunction with such historical financial statements and the related notes. In the preparation of the following unaudited pro forma combined financial information, it has been generally assumed that the historical value of Fieldcrest's assets and liabilities approximates the fair value thereof (except as described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information of Pillowtex), as an independent valuation has not been completed. Pillowtex will be required to determine the fair value of the assets and liabilities of Fieldcrest (including intangible assets) as of the Effective Time. Although such determination of fair value is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of the following unaudited pro forma combined financial information, there can be no assurance with respect thereto.

     The Unaudited Pro Forma Combined Balance Sheet at September 27, 1997 is based upon Pillowtex's financial position at September 27, 1997 and upon Fieldcrest's financial position at September 30, 1997. The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended December 28, 1996 is based upon Pillowtex's results of operations for its fiscal year ended December 28, 1996 and upon Fieldcrest's results of operations for its fiscal year ended December 31, 1996. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 27, 1997 is based upon Pillowtex's results of operations for the nine months ended September 27, 1997 and upon Fieldcrest's results of operations for the nine months ended September 30, 1997.

     The home textiles and furnishings industry is seasonal in nature, with a higher proportion of sales and earnings usually being generated in the third and fourth quarters of the fiscal year than in other periods. Because of this seasonality and other factors, results of operations for interim periods are not necessarily indicative of results of operations for an entire fiscal year.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  BALANCE SHEET
                               SEPTEMBER 27, 1997

                                 (IN THOUSANDS)

                                                               HISTORICAL                             PRO FORMA
                                                      ----------------------------        -----------------------------------
                                                       PILLOWTEX        FIELDCREST        ADJUSTMENTS              COMBINED
                                                      -----------       ----------        -----------             -----------
ASSETS
Current assets:
  Cash .........................................      $        34       $     5,475       $        --(2)          $     5,509
  Accounts receivable ..........................          104,353           170,071                --                 274,424
  Inventories ..................................          150,084           202,064            19,000(1)              371,148
  Prepaid expenses and other current assets ....            6,849             2,218                --                   9,067
                                                      -----------       -----------       -----------             -----------
    Total current assets .......................          261,320           379,828            19,000                 660,148

Property, plant, and equipment, net ............           98,916           342,392            50,000(1)              491,308
Goodwill, net ..................................           45,683             6,495           186,544(1)              238,722
Other assets, net ..............................           13,249            60,764           (44,129)(1)              46,447
                                                                                               (1,600)(3)
                                                                                               18,163(4)
                                                      -----------       -----------       -----------             -----------
      Total assets .............................      $   419,168       $   789,479       $   227,978             $ 1,436,625
                                                      ===========       ===========       ===========             ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................      $    50,699       $    63,893               $--             $   114,592
    Accrued expenses ...........................           25,253            69,435             5,318(1)               99,374
                                                                                                 (632)(3)
    Current portion of long-term debt ..........            1,553             4,697                --                   6,250
    Deferred income taxes ......................            2,581            20,593             1,266(1)               24,440
                                                      -----------       -----------       -----------             -----------
      Total current liabilities ................           80,086           158,618             5,952                 244,656

Long-term debt .................................          218,806           308,820           293,970(2)(4)           821,596
Deferred income taxes ..........................            9,499            39,758             4,984(1)               54,241
Other non-current liabilities ..................               --            52,962               733(1)               53,695
                                                      -----------       -----------       -----------             -----------
      Total liabilities ........................          308,391           560,158           305,639               1,174,188

Redeemable convertible preferred stock .........               --                --            62,882(5)               62,882

Shareholders' equity:
  Preferred stock ..............................               --                15               (15)(6)                  --
  Common stock .................................              108            12,850           (12,818)(6)                 140
  Additional paid-in capital ...................           60,825           226,758          (137,044(6)              150,539
  Retained earnings ............................           50,316           106,923          (106,923(6)               49,348
                                                                                                 (968)(3)
  Treasury stock ...............................               --          (117,225)          117,225(6)                   --
  Currency translation adjustment ..............             (472)               --                --                    (472)
                                                      -----------       -----------       -----------             -----------
      Total shareholders' equity ...............          110,777           229,321          (140,543)                199,555
                                                      -----------       -----------       -----------             -----------
      Total liabilities and shareholders' equity      $   419,168       $   789,479       $   227,978             $ 1,436,625
                                                      ===========       ===========       ===========             ===========



  See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

\               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 28, 1996

                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                                  HISTORICAL                          PRO FORMA
                                                       -------------------------------    -------------------------------
                                                          PILLOWTEX       FIELDCREST        ADJUSTMENTS        COMBINED
                                                       --------------   --------------    ---------------    ------------
Net sales............................................  $   490,655       $ 1,092,496      $       --         $ 1,583,151
Cost of goods sold...................................      411,048           956,522           3,713   (7)     1,364,368
                                                                                              (6,915)  (8)
                                                       -----------       -----------      ----------         -----------
  Gross profit.......................................       79,607           135,974           3,202             218,783

Selling, general, and administrative expenses........       41,445           105,405            (530)  (1)       136,434
                                                                                                 412   (7)
                                                                                             (14,644)  (8)
                                                                                               4,825   (7)
                                                                                                (479)  (9)
Restructuring charges................................           --             8,130              --               8,130
                                                       -----------       -----------      ----------         -----------
  Earnings from operations...........................       38,162            22,439          13,618              74,219

Nonoperating (income) expense:
  Interest expense...................................       13,971            26,869          22,606  (10)        63,446
  Other income, net..................................           --            (5,604)             --              (5,604)
                                                       -----------       -----------      ----------         -----------
      Total nonoperating expense.....................       13,971            21,265          22,606              57,842
                                                       -----------       -----------      ----------         -----------

  Earnings before income taxes and extraordinary items      24,191             1,174          (8,988)             16,377

Income taxes.........................................        9,459               114          (1,198) (11)         8,375
                                                       -----------       -----------      ----------         -----------
  Earnings before extraordinary items................       14,732             1,060          (7,790)              8,002

Preferred dividends..................................           --            (4,500)          2,550  (12)        (1,950)
                                                       -----------       -----------      ----------         -----------
  Earnings (loss) before extraordinary
    items applicable to common stock.................  $    14,732       $    (3,440)     $   (5,240)        $     6,052
                                                       ===========       ===========      ==========         ===========

Primary earnings per share:
  Earnings (loss) before extraordinary items.........  $         1.39    $        (0.38)                     $         0.44
                                                       ==============    ==============                      ==============
  Weighted average common shares outstanding.........   10,617,722         9,023,958                          13,794,251 (13)
                                                       ===========       ===========                         ===========

Fully diluted earnings per share:
  Earnings (loss) before extraordinary items ........                    $        --                         $         0.44
                                                                         ===========                         ==============
  Weighted average common shares outstanding.........                     14,413,901                          13,794,251 (13)
                                                                         ===========                         ===========

OTHER OPERATING DATA:
  Depreciation and amortization......................  $    12,775       $    36,678                         $    57,394
  EBITDA(14).........................................       50,937            59,117                             131,613




 See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 27, 1997

                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                    HISTORICAL                            PRO FORMA
                                                           ------------------------------      -------------------------------
                                                           PILLOWTEX          FIELDCREST       ADJUSTMENTS           COMBINED
                                                           -----------      ------------       -------------     ------------

Net sales ...............................................   $    370,633     $    820,635       $     --         $  1,191,268
Cost of goods sold ......................................        305,674          695,615           2,784 (7)         998,887
                                                                                                   (5,186)(8)
                                                            ------------     ------------       ---------        ------------
  Gross profit ..........................................         64,959          125,020           2,402             192,381

Selling, general, and administrative expenses ...........         33,728           85,563            (398)(1)         111,520
                                                                                                      310 (7)
                                                                                                  (10,983)(8)
                                                                                                    3,619 (7)
                                                                                                     (319)(9)
                                                            ------------     ------------       ---------       ------------
  Earnings from operations ..............................         31,231           39,457          10,173              80,861

Nonoperating (income) expense:
  Interest expense ......................................         13,957           18,708          19,970 (10)         52,635
  Other income, net .....................................           --             (2,021)            --               (2,021)
                                                            ------------     ------------      ----------        ------------
      Total nonoperating expense ........................         13,957           16,687          19,970              50,614
                                                            ------------     ------------      ----------        ------------

  Earnings before income taxes and extraordinary items ..         17,274           22,770          (9,797)             30,247

Income taxes ............................................          6,702            8,087          (1,412)(11)         13,377
                                                            ------------     ------------      ----------        ------------
  Earnings before extraordinary items ...................         10,572           14,683          (8,385)             16,870

Preferred dividends .....................................           --             (3,375)          1,912 (12)         (1,463)
                                                            ------------     ------------      ----------        ------------
  Earnings before extraordinary items applicable
    to common stock .....................................   $     10,572     $     11,308      $   (6,473)       $     15,407
                                                            ============     ============      ==========        ============

Primary earnings per share:
  Earnings before extraordinary items ...................   $          0.99  $          1.23                     $          1.11(13)
                                                            ===============  ===============                     ===============
  Weighted average common shares outstanding ............     10,669,225        9,204,171                          16,554,087
                                                            ============     ============                        ============

Fully diluted earnings per share:
  Earnings before extraordinary items ...................                    $          1.23                     $          1.11(13)
                                                                             ===============                     ===============
  Weighted average common shares outstanding ............                       9,247,477                          16,554,087
                                                                             ============                        ============

OTHER OPERATING DATA:
  Depreciation and amortization .........................   $     10,642     $     26,241                        $     42,879
  EBITDA(14) ............................................         41,873           65,698                             123,740


 See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) In connection with the Merger, at the Effective Time each then-outstanding share of Fieldcrest Common Stock was converted into the right to receive total consideration consisting of $27.00 in cash and 0.269 shares of Pillowtex Common Stock and each then-outstanding share of Fieldcrest Preferred Stock was converted into a right to receive total consideration consisting of $46.15 in cash and 0.4598286 shares of Pillowtex Common Stock. For purposes of the unaudited pro forma combined financial information contained herein, the fair market value of Pillowtex Common Stock is assumed to be $28.36 per share, which is the average closing market price of the Pillowtex Common Stock for the four consecutive trading days immediately preceding December 19, 1997 (i.e., the closing date of the Merger). The aggregate purchase price assumed to be paid by Pillowtex in connection with the acquisition of Fieldcrest pursuant to the Merger is summarized below.


ISSUANCE OF PILLOWTEX COMMON STOCK:
Number of shares of Fieldcrest Common Stock outstanding at the Effective Time                         9,243,602
  Conversion ratio                                                                                        0.269
                                                                                                ---------------
Number of shares of Pillowtex Common Stock assumed to be issued to holders of
  Fieldcrest Common Stock in connection with the Merger                                               2,486,529
                                                                                                ---------------

Number of shares of Fieldcrest Preferred Stock outstanding at the Effective Time                      1,500,000
Conversion ratio (rounded to the nearest one-hundredth)                                                    0.46
                                                                                                ---------------
Number of shares of Pillowtex Common Stock assumed to be issued to holders of
  Fieldcrest Preferred Stock in connection with the Merger                                              690,000
                                                                                                ---------------

Total shares of Pillowtex Common Stock assumed to be issued in connection with the
  Merger                                                                                              3,176,529
                                                                                                ===============
AGGREGATE PURCHASE PRICE:
Cash assumed to be paid to holders of Fieldcrest Common Stock (9,243,602 shares at
  $27.00 per share)                                                                             $   249,577,000
Cash assumed to be paid to holders of Fieldcrest Preferred Stock (1,500,000 shares at
  $46.15 per share)                                                                                  69,225,000
Assumed fair value of Pillowtex Common Stock assumed to be issued in connection
  with the Merger (3,176,529 shares at $28.36 per share)                                             90,086,000
Severance costs assumed to be incurred in connection with the Merger                                 13,021,000  (a)
Settlement of Fieldcrest Options and Fieldcrest SARs                                                  6,774,000  (b)
Early call premium on Fieldcrest 11.25% Senior Subordinated Debentures                                4,782,000
Financial advisors, legal, accounting, and other professional fees                                   13,606,000
                                                                                                ---------------

Aggregate purchase price                                                                        $   447,071,000
                                                                                                ===============

ALLOCATION OF PURCHASE PRICE:
Aggregate purchase price                                                                          $  447,071,000
Less net book value of assets acquired                                                               229,321,000
                                                                                                  --------------

Excess of cost over net book value of assets acquired                                                217,750,000

Less adjustments to record assets and liabilities acquired
 at fair market value:
    Inventory                                                               19,000,000    (c)
    Property, plant, and equipment                                          50,000,000    (d)
    Goodwill                                                                (6,495,000)   (e)
    Other assets                                                           (44,129,000)   (f)
    Accrued expenses                                                        (5,318,000)   (g)
    Deferred income taxes - current                                         (1,266,000)   (h)
    Long-term debt                                                          18,636,000    (i)
    Deferred income taxes - noncurrent                                      (4,984,000)   (h)
    Noncurrent liabilities                                                   ( 733,000)   (j)         24,711,000
                                                                        --------------            --------------
Excess of cost over fair market value of net assets                                               $  193,039,000
  acquired (k)                                                                                    ==============


--------------

         (a) Reflects severance costs to be incurred in connection with the Merger in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

         (b) Reflects the settlement of the outstanding options to purchase shares of Fieldcrest Common Stock (the "Fieldcrest Options") and outstanding stock appreciation rights issued by Fieldcrest (the "Fieldcrest SARs") in connection with the Merger.

         (c) Reflects principally the elimination of Fieldcrest's last-in, first-out reserve, together with certain offsetting adjustments necessary to state inventory at fair market value.

         (d) Reflects a preliminary adjustment to fair value of Fieldcrest's property, plant, and equipment. The preliminary adjustment is based upon internal estimates and is allocated as follows:

                  Land                                         $   5,000,000
                  Buildings                                       20,000,000
                  Machinery and Equipment                         25,000,000
                                                               -------------
                                                               $  50,000,000
                                                               =============

         (e) Reflects the elimination of Fieldcrest's existing goodwill of $6,495,000. The reversal of the related amortization was $530,000 for the year ended December 28, 1996 and $398,000 for the nine months ended September 27, 1997.

         (f) Reflects an adjustment to record the (i) preliminary fair value remeasurement of Fieldcrest's pension asset resulting in a reduction of $27,087,000, (ii) elimination of the asset related to the Fieldcrest licensing agreement with Pillowtex of $10,393,000, (iii) write-off of the unamortized balance of debt issuance costs related to Fieldcrest's bank credit facility, Fieldcrest's 11.25% Senior Subordinated Debentures Due 2002 (the "11.25% Senior Subordinated Debentures"), and Fieldcrest's 6% Convertible Debentures due 2012 (the "Fieldcrest Convertible Debentures") of $4,649,000 and (iv) preliminary fair value adjustment related to notes receivable of $2,000,000.

         (g) Reflects the adjustment to record miscellaneous reserves of $5,318,000 charged to pre-Merger earnings.

         (h) To record a $6,250,000 deferred tax liability related to the temporary difference between the financial statement carrying amount and the tax basis of the Fieldcrest acquired assets as adjusted at an assumed income tax rate of 35.0% for the years in which those differences are expected to be recovered or settled.

         (i) Reflects the adjustment to record the Fieldcrest Convertible Debentures at an amount that approximates the market value of the Fieldcrest Convertible Debentures on December 19, 1997, (i.e., the closing date of the Merger). The discount of $18,636,000 will be amortized to interest expense using the interest method over the remaining life of the Fieldcrest Convertible Debentures.

         (j) Reflects the preliminary fair value remeasurement of Fieldcrest's liability for post-retirement benefits other than pension ("OPEB") of $733,000.

         (k) Upon completion of its determination of fair values, Pillowtex may identify intangible assets (such as trade names) to which a portion of the purchase price should be allocated. Pillowtex believes that the amortization period for such identifiable intangible assets will also be 40 years.

(2)      Reflects the adjustment to record the following:

          Initial borrowings under the New Pillowtex Bank Facilities                          $398,956,000
          Gross proceeds from the issuance and sale of the New Pillowtex
            Subordinated Notes                                                                 185,000,000
          Gross proceeds from the issuance and sale of  Pillowtex
            Preferred Stock                                                                     65,000,000
          Cash assumed to be paid to holders of Fieldcrest Common Stock
            (9,243,602 shares at $27.00 per share)                                            (249,577,000)
          Cash assumed to be paid to holders of Fieldcrest Preferred Stock
            (1,500,000 shares at $46.15 per share)                                             (69,225,000)
          Repayment of Pillowtex's revolving credit facility                                   (86,350,000)
          Repayment of Fieldcrest's revolving credit facility                                 (100,000,000)
          Satisfaction and discharge of Fieldcrest's 11.25% Senior
            Subordinated Debentures                                                            (85,000,000)
          Severance costs assumed to be incurred in connection with the
             Merger (see note 1(a))                                                            (13,021,000)
          Settlement of Fieldcrest Options and Fieldcrest SARs
            (see note 1(b))                                                                     (6,774,000)
          Early call premium on Fieldcrest 11.25% Senior Subordinated
            Debentures                                                                          (4,782,000)
          Financial advisors, legal, accounting, and other professional fees                   (34,227,000)
                                                                                              ------------
                                                                                              $       --
                                                                                              ============

(3) Reflects the adjustment to (a) write off the unamortized balance of debt issuance costs related to the existing Pillowtex bank credit facility of $1,600,000, (b) record the related tax benefit of $632,000 and (c) record a net reduction in retained earnings of $968,000.

(4)      Reflects the adjustment to record the following:

          Bank borrowings required to finance the Merger                                      $ 398,956,000
          Issuance and sale of the New Pillowtex Subordinated Notes                             185,000,000
          Repayment of Pillowtex's revolving credit facility                                    (86,350,000)
          Repayment of Fieldcrest's revolving credit facility                                  (100,000,000)
          Satisfaction and discharge of Fieldcrest's 11.25% Senior
            Subordinated Debentures                                                             (85,000,000)
          Discount of the Fieldcrest Convertible Debentures at
            fair market value (see note 1(i))                                                   (18,636,000)
                                                                                              -------------
                                                                                              $ 293,970,000
                                                                                              =============


         Additionally, debt issuance costs of $18,163,000 were incurred in connection with the Merger.

(5) Reflects the issuance and sale of 65,000 shares of Pillowtex Preferred Stock at an offering price of $1,000 per share, net of offering costs of $2,118,000.

(6) Reflects the (i) elimination of Fieldcrest's equity which will be canceled upon consummation of the Merger, (ii) issuance of 3,176,529 shares of Pillowtex Common Stock at a par value of $0.01 in connection with the Merger, and (iii) the related additional paid-in capital of $90,054,000, net of equity issuance costs of $340,000.

(7) Reflects incremental depreciation and amortization expense as a result of the preliminary adjustment to fair value of Fieldcrest's property, plant, and equipment and the excess of cost over fair market value of the net assets acquired (see note 1) as follows:

                                                                Year Ended            Nine Months
                                             Estimated         December 28,              Ended
                                            Useful Life            1996           September 27, 1997
                                            -----------            ----           ------------------
 Additional depreciation of Fieldcrest
   Merger property, plant, and
   equipment                               8 to 20 years      $  4,125,000            $ 3,094,000
                                                              ============            ===========
 Amortization of excess of cost over
   fair value of net assets acquired         40 years         $  4,825,000            $ 3,619,000
                                                              ============            ===========

(8) Reflects the elimination of duplicate corporate expenses of $21,559,000 for the year ended December 28, 1996 and $16,169,000 for the nine months ended September 27, 1997.

(9) Reflects the reversal of the amortization related to Pillowtex's debt issuance costs which have been written off in connection with the Merger (see note 3) of $479,000 for the year ended December 28, 1996 and $319,000 for the nine months ended September 27, 1997.

(10) Reflects an adjustment to record additional interest expense, amortization of debt issuance costs, and the amortization of the discount on the Fieldcrest Convertible Debentures incurred in connection with the Merger. For each 1/8% change in the assumed effective interest rate on Pillowtex's floating-rate debt, interest expense would change by $672,000 and $481,000 for the year ended December 28, 1996 and the nine months ended September 27, 1997, respectively.

(11) Reflects the income tax benefit related to the effects of the pro forma adjustments based upon an assumed composite income tax rate of 39.5%.

(12) Reflects an adjustment to (i) reverse Fieldcrest's historical preferred stock dividends and (ii) record the dividends on the Pillowtex Preferred Stock assuming a 3% dividend rate as follows:

                                                                   Year Ended         Nine Months
                                                                  December 28,           Ended
                                                                      1996           September 27, 1997
                                                                 -------------       ------------------
Reversal of historical Fieldcrest Preferred Stock dividends      $  (4,500,000)         $ (3,375,000)
Addition of Pillowtex Preferred Stock dividends                      1,950,000             1,463,000
                                                                 -------------          ------------
                                                                 $  (2,550,000)         $ (1,912,000)
                                                                 =============          ============


         If Pillowtex were to fail to attain specified earnings per share targets in 1999, dividends for fiscal years after 1999 would increase from the initial 3.0% rate to 7.0% or 10.0% and Pillowtex would be required to pay an additional dividend consisting of shares of Pillowtex Preferred Stock, in each case as described above.

(13) The assumed conversion of the Fieldcrest Convertible Debentures and the Pillowtex Preferred Stock would have an anti-dilutive effect on earnings per share for the year ended December 28, 1996, and therefore has been excluded from the computation thereof.

         The assumed conversion of the Fieldcrest Convertible Debentures would have an anti-dilutive effect on earnings per share for the nine months ended September 27, 1997, and therefore has been excluded from the computation thereof.

(14) EBITDA is income before income taxes plus depreciation expense, amortization expense, and net interest expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (as a measure of operating results) or to cash flows (as a measure of liquidity) computed in accordance with generally accepted accounting principles. In addition, EBITDA as presented herein may not be directly comparable to EBITDA as reported by other companies.